As filed with the Securities and Exchange Commission on October 25, 2012

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

MPLX LP

(Exact name of Registrant as Specified in Its Charter)

Delaware	4610	45-5010536
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

200 E. Hardin Street

Findlay, Ohio 45840

(419) 672-6500

(Address, Including Zip Code, and Telephone Number, including

Area Code, of Registrant’s Principal Executive Offices)

J. Michael Wilder

Vice President, General Counsel and Secretary

200 E. Hardin Street

Findlay, Ohio 45840

(419) 672-6500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

William N. Finnegan IV Brett E. Braden Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002 (713) 546-5400	G. Michael O’Leary William J. Cooper Andrews Kurth LLP 600 Travis, Suite 4200 Houston, Texas 77002 (713) 220-4200

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒  File No. 333-182500

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Common Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common units representing limited partner interests	19,895,000	$22.00	$437,690,000	$51,743.92

(1)	Includes common units issuable upon exercise of the underwriters’ option to purchase additional common units.
(2)	Based upon the public offering price.
(3)	The Registrant has previously paid $41,829 in connection with the Registrant’s Registration Statement on Form S-1 (File No. 333-182500) filed on July 2, 2012.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note

This registration statement is being filed with respect to the registration of additional common units representing limited partner interests of MPLX LP, a Delaware limited partnership, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the registration statement on Form S-1 (Registration No. 333-182500), initially filed by MPLX LP with the Securities and Exchange Commission on July 2, 2012, as amended by Amendment No. 1 thereto filed on August 10, 2012, Amendment No. 2 thereto filed on September 7, 2012, Amendment No. 3 thereto filed on October 9, 2012 and Amendment No. 4 thereto filed on October 18, 2012, and which was declared effective on October 24, 2012, including the exhibits thereto, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits.

a. Exhibits. All exhibits previously filed or incorporated by reference in the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-182500), are incorporated by reference into, and shall be deemed to be a part of this filing, except for the following, which are filed herewith:

Exhibit Number		Description

5.1	—	Opinion of Latham & Watkins LLP

8.1	—	Opinion of Latham & Watkins LLP relating to tax matters.

23.1	—	Consent of PricewaterhouseCoopers LLP

23.2	—	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)

23.3	—	Consent of Latham & Watkins LLP (contained in Exhibit 8.1)

24.1	—	Powers of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-182500) initially filed with the Securities and Exchange Commission on July 2, 2012 and incorporated by reference herein).

b. Financial Statement Schedules

None.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Findlay, State of Ohio, on October 25, 2012.

MPLX LP

By:	MPLX GP LLC
its General Partner

By:	/s/ Gary R. Heminger
Gary R. Heminger
Chairman of the Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Gary R. Heminger Gary R. Heminger	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	October 25, 2012

/s/ Donald C. Templin Donald C. Templin	Director, Vice President and Chief Financial Officer (Principal Financial Officer)	October 25, 2012

/s/ Michael G. Braddock Michael G. Braddock	Vice President and Controller (Principal Accounting Officer)	October 25, 2012

* Garry L. Peiffer	Director and President	October 25, 2012

Christopher A. Helms	Director

* The undersigned, by signing his name hereto, does sign and execute this report pursuant to a Power of Attorney executed by the above-named director and officer of the registrant.

By:	/s/ Gary R. Heminger
Gary R. Heminger
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number		Description

5.1	—	Opinion of Latham & Watkins LLP

8.1	—	Opinion of Latham & Watkins LLP relating to tax matters.

23.1	—	Consent of PricewaterhouseCoopers LLP

23.2	—	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)

23.3	—	Consent of Latham & Watkins LLP (contained in Exhibit 8.1)

24.1	—

Powers of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-182500) initially filed with the Securities and Exchange Commission on July 2, 2012 and incorporated by reference herein).

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